YieldQuest Funds Trust

EXHIBIT TO ITEM 77I
Terms of New or Amended Securities

YieldQuest Core Bond Fund - Institutional Class
The YieldQuest Core Bond Fund (the "Core Bond Fund") has registered for issuance Institutional Class shares of beneficial interest. Each share of the Institutional Class shares of beneficial interest has the preferences, conversion and other rights, voting powers, restrictions, qualifications, and terms and conditions of redemption that are set forth in the Certificate of Trust for YieldQuest
Funds Trust (the "Trust").

A description of Institutional Class shares of the Core
Bond Fund is incorporated by reference to the Post-
Effective Amendment No. 9 to the Registration Statement as filed with the Securities and Exchange Commission (the
"SEC") via EDGAR on February 27, 2009 (Accession No.
0001209286-09-000121).

YieldQuest Core Bond Fund - Investor Class
The Core Bond Fund has registered for issuance Investor
Class shares of beneficial interest. Each share of the Investor Class shares of beneficial interest has the preferences, conversion and other rights, voting powers, restrictions, qualifications, and terms and conditions of redemption that are set forth in the Certificate of Trust for the Trust.

A description of Investor Class shares of the Core Bond
Fund is incorporated by reference to the Post-Effective
Amendment No. 9 to the Registration Statement as filed with the SEC via EDGAR on February 27, 2009 (Accession No.
0001209286-09-000121).

YieldQuest Core Tax-Exempt Bond Fund - Institutional Class
The YieldQuest Core Tax-Exempt Bond Fund (the "Core Tax-
Exempt Fund") has registered for issuance Institutional
Class shares of beneficial interest. Each share of the Institutional Class shares of beneficial interest has the preferences, conversion and other rights, voting powers, restrictions, qualifications, and terms and conditions of redemption that are set forth in the Certificate of Trust for the Trust.

A description of Institutional Class shares of the Core
Tax-Exempt Fund is incorporated by reference to the Post-
Effective Amendment No. 9 to the Registration Statement as filed with the SEC via EDGAR on February 27, 2009
(Accession No. 0001209286-09-000121).

YieldQuest Core Tax-Exempt Bond Fund - Investor Class
The Core Tax-Exempt Fund has registered for issuance
Investor Class shares of beneficial interest. Each share of the Investor Class shares of beneficial interest has the preferences, conversion and other rights, voting powers, restrictions, qualifications, and terms and conditions of redemption that are set forth in the Certificate of Trust for the Trust.

A description of Investor Class shares of the Core Tax-
Exempt Fund is incorporated by reference to the Post-
Effective Amendment No. 9 to the Registration Statement as filed with the SEC via EDGAR on February 27, 2009
(Accession No. 0001209286-09-000121).